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                                                                   EXHIBIT 23(b)



                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Panhandle Eastern Pipe Line Company:

     We consent to the incorporation by reference in the registration statements No. 33-29681, No. 33-47629, No. 33-60007, No. 33-61595, No. 33-62573, No.
333-32229, No. 333-34087, No. 333-60795, No. 333-63229 and No. 333-68937 of CMS
Energy Corporation of our report dated January 16, 1997, with respect to the consolidated statements of income, common stockholder's equity, and cash flows of Panhandle Eastern Pipe Line Company and Subsidiaries for the year ended December 31, 1996, which report appears in the Form 8-K of CMS Energy dated March 29, 1999.


/s/ KPMG LLP

Houston, Texas
April 6, 1999